SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2003

OZ COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

California (State of incorporation or organization)	000-30701 (Commission File No.)	95-4560875 (IRS Employer Identification No.)

Windsor Station, Room 150,
1100, de La Gauchetière West
Montréal, Québec, Canada
(Address of principal executive offices)

H3B 2S2
(Zip code)

(514) 390-1333
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events

     The board of directors of OZ Communications, Inc. (“OZ” or the “Company”) approved a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) on March 14, 2003. On March 25, 2003, the Plan of Dissolution was approved by holders of a majority of the Company’s common stock and preferred stock. In furtherance of the Plan of Dissolution, the board and holders of a majority of the common stock and preferred stock also approved the sale of substantially all of the assets of the Company and its subsidiaries to a Canada federal corporation established by Landsbanki Íslands, hf. for the purpose of concluding the transaction (the “Buyer”). The asset sale will close upon the satisfaction of certain conditions precedent.

     The Company is currently operating under the terms of an asset purchase agreement, under which the Buyer is providing to the Company sufficient cash to operate the business for the benefit of the Buyer pending closing. Under the asset purchase agreement, the Company will receive initial cash payments expected to be sufficient to satisfy all obligations of the Company and its subsidiaries to creditors and to conduct an orderly wind up of the Company and its subsidiaries. After closing the asset sale, the Buyer will assume all customer contracts, substantially all operating liabilities and will offer all employees substantially identical jobs to those they held in the Company or one of its subsidiaries, as the case may be. Furthermore, the asset purchase agreement provides for future payments under an equipment lease and payments equal to 25% of certain software licensing revenues that may be received by Buyer under the terms of a certain value added reseller agreement for the period from March 1, 2003 through and including March 31, 2008. There can be no assurance that any software licensing revenues will ever be paid under the value added reseller agreement.

     Prior to closing the sale of its assets, the Company will establish a liquidating trust into which all proceeds from the sale of assets will be placed and from which all remaining liabilities will be paid, including new liabilities incurred in connection with the orderly wind up of the Company, including each of its subsidiaries. After payment of all the claims, obligations and expenses owing to the Company’s creditors, and subject to such reserves as the trustee may deem necessary and appropriate, the trustee will distribute any remaining proceeds from time to time by cash to the holders of the Series A Preferred Stock (up to the $11,970,964 aggregate liquidation preference of the Preferred Stock), with the remainder (if any) to holders of the Common Stock on a pro rata basis. Based on the anticipated value of the projected income stream from the asset sale, the amounts owed to creditors of the Company and the size of the liquidation preference of the Preferred Stock, the Company does not believe the trustee will have any funds remaining to make distributions to the common shareholders. Therefore, it is highly unlikely that any distributions will be made to common shareholders.

     This Current Report on Form 8-K contains various forward-looking statements with respect to our financial condition, results of operations and business. The words “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” “should,” “could,” “potential,” “continue,” “estimate,” “predict,” and “plan” and similar expressions or the negative of such expressions, identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and a number of factors could cause actual results to differ materially from those projected or implied in such forward-looking statements. These factors include, but are not limited to, the risk factors disclosed in OZ’s Annual Report on Form 10-KSB for the year ended December 31, 2001. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Due to such uncertainties and risks, you should not place undue reliance on such forward-looking statements that speak only as of the date of this report. OZ does not undertake to update publicly, review or revise any forward-

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looking statements to reflect any change in our expectations with regard thereto or to reflect events or circumstances occurring after the date hereof, unless required by the federal securities laws.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)	N/A

(b)	N/A

(c)	Exhibits

2.1	Plan of Complete Liquidation and Dissolution

99.1	Press Release issued on April 9, 2003 by OZ Communications, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OZ COMMUNICATIONS, INC.

By:	/s/ Skúli Mogensen
Name:	Skúli Mogensen
Title:	Chief Executive Officer

Date: April 9, 2003

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1	Plan of Complete Liquidation and Dissolution

99.1	Press Release issued on April 9, 2003 by OZ Communications, Inc.

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